SADLERGIBB
CERTIFIED PUBLIC ACCOUNTANTS

February 20, 2019

Securities and Exchange Commission
100 F Street, N.W.
Washington, D.C. 20549-7561

We have read the statements of Blockchain Solutions, Inc. relating to the event described under Item 4.01 of Form 8-K dated February 13, 2019, and we agree with such statements as they pertain to our firm.

Respectfully,

Sadler Gibb & Assoc.

Sadler, Gibb & Associates, LLC
Salt Lake City, UT

office 801.783.2950
fax 801.783.2960

www.sadlergibb.com | Main: 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109 | Provo: 3507 N University Ave #100, Provo, UT 84604